EXHIBIT 99.1

INSTRUCTIONS FOR USE OF CRITICAL PATH

SUBSCRIPTION RIGHTS CERTIFICATES

Consult Critical Path, Your Bank or Broker as to Any Questions

      The following instructions relate to a rights offering (the “Rights Offering”) by Critical Path, Inc., a California corporation (the “Company”), to the holders of record (“Record Holders”) of its Common Stock, par value $0.001 per share (“Common Stock”), as of the close of business on April 30, 2004 (the “Record Date”), as described in the Company’s Prospectus dated                     , 2004, which supersedes and replaces in its entirety the Prospectus dated May 5, 2004 (the “Prospectus”). Record Holders on the Record Date are receiving subscription rights (the “Rights”) to subscribe for and purchase shares of the Company’s Series E Redeemable Convertible Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”).

      Record Holders of our Common Stock will receive 0.65 Rights for each share of Common Stock held on the Record Date.

      The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on                     , 2004, unless extended in the sole discretion of the Company (as it may be extended, the “Expiration Time”). The Company may, in its sole discretion, terminate the Rights Offering at any time prior to the Expiration Time. After the Expiration Time, unexercised Rights will be null and void. The Company will not be obligated to honor any purported exercise of Rights received by Computershare Trust Company (the “Subscription Agent”) after the Expiration Time, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below. The Company may extend the Expiration Time by giving oral or written notice to the Subscription Agent on or before the Expiration Time, followed by a press release no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Time. The Rights will be evidenced by transferable Rights certificates (the “Subscription Rights Certificates”).

      Each Right will entitle its holder, or its transferee, to subscribe for one share of Series E Preferred Stock (the “Basic Subscription Right”). The subscription price (the “Subscription Price”) for the Series E Preferred Stock is $1.50 per share.

      In addition, each holder of Rights who exercises his/her Basic Subscription Right in full will be eligible to subscribe (the “Over-Subscription Right”) at the same cash price of $1.50 per share for shares of the Series E Preferred Stock that are not otherwise purchased pursuant to the exercise of Rights under the Basic Subscription Right (the “Excess Shares”), subject to availability and pro ration as described below.

      Each holder of Rights may only exercise his/her Over-Subscription Right if he/she exercised his/her Basic Subscription Right in full and other holders of subscription Rights do not exercise their Basic Subscription Right in full. If there are not enough Excess Shares to satisfy all subscriptions made under the Over-Subscription Right, the Company will allocate the remaining Excess Shares pro rata, after eliminating all fractional shares, among those Rights holders who exercised their Over-Subscription Rights. “Pro rata” means in proportion to the amount of subscription price tendered by each person seeking to oversubscribe as of the Expiration Time of the offering. See “The Rights Offering — Subscription Rights” in the Prospectus.

      The number of Rights to which you are entitled is printed on the face of your Subscription Rights Certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate portions of your Subscription Rights Certificate and returning the certificate to the Subscription Agent in the envelope provided pursuant to the procedures described in the Prospectus.

      Until the special meeting of our shareholders, the rights and the common stock must be transferred together. As a result, if you exercise your subscription rights on or before the date of the special meeting, currently scheduled to be held on                     , 2004 (which may be adjourned as permitted under applicable law), you may not transfer your shares of common stock until the first trading day following the special meeting. If our shareholders approve the matters submitted for their vote at the special meeting, then on the first trading day following the shareholder meeting the common stock can be traded separately from the subscription rights you exercised. If our shareholders do not approve the matters submitted for their vote, then the rights offering will terminate and your subscription payment will be refunded to you as explained in more detail in the prospectus relating to the rights offering.

      YOUR SUBSCRIPTION RIGHTS CERTIFICATES, OR NOTICE OF GUARANTEED DELIVERY, AND SUBSCRIPTION PRICE PAYMENT, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON           , 2004. ONCE A HOLDER OF RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION RIGHT OR THE OVER-SUBSCRIPTION RIGHT, SUCH EXERCISE MAY NOT BE REVOKED. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION TIME OF THE RIGHTS OFFERING WILL EXPIRE.

1.	METHOD OF SUBSCRIPTION — EXERCISE OF RIGHTS

      To exercise Rights, complete your Subscription Rights Certificate and send the properly completed and executed Subscription Rights Certificate evidencing such Rights with any signatures required to be guaranteed so guaranteed, together with a completed Substitute Form W-9 and payment in full of the Subscription Price for each share of Series E Preferred Stock subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Right, to the Subscription Agent, on or prior to 5:00 p.m., New York City time, on           , 2004. Payment of the Subscription Price will be held in a segregated account to be maintained by the Subscription Agent. All payments must be made in U.S. dollars for the full number of Series E Preferred Stock being subscribed for (a) by check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to Computershare Trust Company, as Subscription Agent, or (b) by wire transfer of immediately available funds, to the account maintained by the Subscription Agent for purposes of accepting subscriptions in the Rights Offering at Keybank ABA No. 307070267, further credit to account no. 85-02961 ATTN: Computershare Trust Company Escrow Account (the “Subscription Account”). Any wire transfer should clearly indicate the identity of the subscriber who is paying the Subscription Price by the wire transfer. Payments will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order or (iii) receipt of collected funds in the Subscription Account designated above. If paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, Rights holders who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier’s check, money order or wire transfer of funds.

      The Subscription Rights Certificate, Substitute Form W-9 and payment of the Subscription Price, or, if applicable, Notices of Guaranteed Delivery (as defined below) must be delivered to the Subscription Agent by one of the methods described below:

By Mail:

Computershare Trust Company

P.O. Box 1596
Denver, Colorado
80201-1596

By Hand or Overnight Courier:

Computershare Trust Company

350 Indiana Street, Suite 800
Golden, Colorado
80401

Telephone Number for Confirmation: (303) 262-0600 Ext. 4732

Delivery to an address other than that above does not constitute valid delivery.

      Questions may be answered by, and additional copies of relevant documents may be obtained by contacting Georgeson Shareholder Communications Inc., our Information Agent:

Georgeson Shareholder Communications Inc.

17 State Street, 10th floor
New York, NY 10004

Banks and Brokerage Firms please call:(212) 440-9000

Shareholders please call toll-free:(800) 843-1451

      By making arrangements with your bank or broker for the delivery of funds on your behalf, you may also request such bank or broker to exercise the Subscription Rights Certificate on your behalf. Alternatively, you may cause a written guarantee substantially in the form of Exhibit A to these instructions (the “Notice of Guaranteed Delivery”), from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers Corporation, or from a commercial bank or trust company having an office or correspondent in the United States or from a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), to be received by the Subscription Agent on or prior to the Expiration Time together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by the Subscription Rights Certificate or Subscription Rights Certificates held by you, the number of Series E Preferred Stock being subscribed for pursuant to your Basic Subscription Right and the number of Series E Preferred Stock, if any, being subscribed for pursuant to the Over-Subscription Right, and that you will guarantee the delivery to the Subscription Agent of any properly completed and executed Subscription Rights Certificate or Subscription Rights Certificates evidencing such Rights within three (3) business days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, the properly completed Subscription Rights Certificate or Subscription Rights Certificates evidencing the Rights being exercised, with any signatures required to be guaranteed so guaranteed, must be received by the Subscription Agent within three (3) business days following the date of the Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Subscription Rights Certificates at the address set forth above, or may be transmitted to the Subscription Agent by facsimile transmission (Facsimile No.: (303) 262-0606. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Information Agent at the address, or by calling the telephone number, set forth above.

      Banks, brokers and other nominee holders of Rights who exercise the Basic Subscription Right and the Over-Subscription Right on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company, in connection with the exercise of the Over-Subscription Right, as to the aggregate number of Rights that have been exercised and the number of Series E Preferred Stock that are being subscribed for pursuant to the Over-Subscription Right, by each beneficial owner of Rights (including such nominee itself) on whose behalf such nominee holder is acting. If more Excess Shares are subscribed for pursuant to the Over-Subscription Right than are available for sale, the Excess Shares will be allocated, as described above, among beneficial owners exercising the Over-Subscription Right in proportion to the amount of Subscription Price tendered by each person seeking to oversubscribe as of the Expiration Time of the Rights Offering.

      You will not be permitted to purchase fractional shares of Series E Preferred Stock pursuant to the exercise of Rights. We will accept any inadvertent subscription indicating a purchase of fractional shares by rounding down to the nearest whole share number and, as soon as practicable, refunding without interest any payment received for a fractional share.

      If the aggregate Subscription Price paid by you is insufficient to purchase the number of Series E Preferred Stock subscribed for, or if no number of Series E Preferred Stock to be purchased is specified, then you will be deemed to have exercised the Basic Subscription Right to purchase Series E Preferred Stock to the full extent of the payment tendered.

      If the aggregate Subscription Price paid by you exceeds the amount necessary to purchase the number of Series E Preferred Stock for which you have indicated an intention to subscribe (such excess being the “Subscription Excess”), then you will be deemed to have exercised the Over-Subscription Right to the full extent of the excess payment tendered, to purchase, to the extent available, that number of Series E Preferred Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price. Any remaining amount shall be returned to you by mail without interest or deduction as soon as practicable after the Expiration Time and after all pro rations and adjustments contemplated by the terms of the Rights Offering have been effected.

2.	ISSUANCE OF SERIES E PREFERRED STOCK

      The following deliveries and payments will be made to the address shown on the face of your Subscription Rights Certificate unless you provide instructions to the contrary in your Subscription Rights Certificate.

(a) Basic Subscription Right. As soon as practicable after the Expiration Time and the valid exercise of Rights, the Subscription Agent will mail to each exercising Rights holder certificates representing shares of Series E Preferred Stock purchased pursuant to the Basic Subscription Right. See “The Rights Offering — Subscription Rights — Basic Subscription Right” in the Prospectus.

(b) Over-Subscription Right. As soon as practicable after the Expiration Time and after all pro rations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Rights holder who validly exercises the Over-Subscription Right certificates representing the number of shares of Series E Preferred Stock, if any, allocated to such Rights holder pursuant to the Over-Subscription Right. See “The Rights Offering — Subscription Rights — Over-Subscription Right” in the Prospectus.

(c) Excess Cash Payments. As soon as practicable after the Expiration Time and after all pro rations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Rights holder who exercises the Over-Subscription Right any excess amount, without interest or deduction, received in payment of the Subscription Price for Excess Shares that are subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Over-Subscription Right.

3.	SALE OR TRANSFER OF RIGHTS

      (a) Transferability of Rights. Through the date of the special meeting of our shareholders, currently scheduled to be held on                     , 2004 (which may be adjourned as permitted under applicable law), your subscription rights trade together with your shares of common stock and you will need to follow the transfer procedures for Rights Certificates set forth herein if you transfer your shares of common stock on or before this date. Accordingly, if you transfer your shares of common stock on or prior the date of our special meeting, you will not be able to retain or exercise your subscription rights. If our shareholders approve the matters to be voted on at the special meeting of our shareholders currently scheduled to be held on                     , 2004 (which may be adjourned as permitted under applicable law), which approval is a condition to our consummation of the rights offering, then beginning on the first trading day following the date of the meeting, the subscription rights will be traded separately from your shares of common stock. This means that after this date if shareholder approval occurs you may retain and exercise or transfer your subscription rights prior to the expiration of the rights offering whether you have sold or continue to own your shares of common stock.

      (b) Sale of Rights Through a Bank or Broker or Broker. To sell all Rights evidenced by a Subscription Rights Certificate through your bank or broker, sign Form 2 of your Subscription Rights Certificate leaving the rest of the Form blank (your broker will add the buyer’s name later). You must have your signature on Form 2 guaranteed in Form 5 by an Eligible Institution and deliver your Subscription Rights Certificate and the accompanying envelope to your bank or broker. Your Subscription Rights Certificate should be delivered to your bank or broker in ample time for it to be exercised. If Form 2 is completed without designating a transferee, the Subscription Agent may thereafter treat the bearer of the Subscription Rights Certificate as the absolute owner of all of the Rights evidenced by such Subscription Rights Certificate for all purposes, and the Subscription Agent shall not be affected by any notice to the contrary. Because your bank or broker cannot issue Subscription Rights Certificates, if you wish to sell less than all of the Rights evidenced by a Subscription Rights Certificate, either you or your bank or broker must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold, or you or your bank or broker must first have your Subscription Rights Certificate divided into Subscription Rights Certificates of appropriate denominations by the following the instructions in Section 6 of these instructions. The Subscription Rights Certificates evidencing the number of Rights you intend to sell can then be transferred by your bank or broker in accordance with the instructions in this Section 3(b).

      (c) Transfer of Rights to a Designated Transferee. To transfer all of your Rights to a transferee other than a bank or broker, you must complete Form 2 in its entirety, execute the Subscription Rights Certificate and have your signature guaranteed in Form 5 by an Eligible Institution. A Subscription Rights Certificate that has been properly transferred in its entirety may be exercised by a new holder without having a new Subscription Rights Certificate issued. In order to exercise, or otherwise take action with respect to, such a transferred Subscription Rights Certificate, the new holder should deliver the Subscription Rights Certificate, together with payment of the applicable Subscription Price (with respect to the exercise of both the Basic Subscription Right and the Over-Subscription Right) and complete separate instructions signed by the new holder, to the Subscription Agent in ample time to permit the Subscription Agent to take the desired action. Because only the Subscription Agent can issue Subscription Rights Certificates, if you are transferring less than all of the Rights evidenced by your Subscription Agent you must indicate the action to be taken with respect to the Rights not sold or transferred, or you must divide your Subscription Rights Certificate into Subscription Rights Certificates of appropriate smaller denominations by following the instructions in Section 6 below. The Subscription Rights Certificate evidencing the number of Rights you intend to transfer can then be transferred by following the instructions in this Section 3(c).

      Rights holders that transfer a portion of their Rights (but not fractional Rights) should allow a sufficient amount of time prior to the Expiration Time for (i) the transfer instructions to be received and processed by the Subscription Agent, (ii) a new Subscription Rights Certificate to be issued and transmitted to the transferee or transferees with respect to transferred Rights and to the transferor with respect to retained Rights, if any, and (iii) the Rights evidence by such new Subscription Rights Certificates to be exercised or sold by the recipients thereof. The Subscription Agent will facilitate transfers of Subscription Rights Certificates only until 5:00 p.m., New York City time, on           , 2004, the second business day before the Expiration Time. Neither Critical Path nor the Subscription Agent shall have any liability to a transferee or transferor of Rights if Subscription Rights Certificates are not received in time for exercise or sale prior to the Expiration Time.

      (d) Commissions, Fees and Expenses. Critical Path will pay all fees and expenses of the Subscription Agent and the Information Agent and has also agreed to indemnify the Subscription Agent and the Information Agent from certain liabilities that they may incur in connection with the Rights

Offering. All commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale or exercise of Rights will be for the account of the transferor of the Rights, and none of such commissions, fees or expenses will be paid by Critical Path, the Information Agent or the Subscription Agent.

          4.     EXECUTION

      (a) Execution by Registered Holder. The signature on the Subscription Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Rights Certificate without any alteration or change whatsoever. Persons who sign the Subscription Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

      (b) Execution by Person Other than Registered Holder. If the Subscription Rights Certificate is executed by a person other than the holder named on the face of the Subscription Rights Certificate, proper evidence of authority of the person executing the Subscription Rights Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

      (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you specify special payment or delivery instructions.

      (d) Substitute W-9. Each Rights Holder who elects to exercise Rights should provide the Subscription Agent with a correct Taxpayer Identification Number on the Substitute Form W-9 included with the Election Form. Additional copies of the Substitute Form W-9 may be obtained upon request from the Information Agent or Subscription Agent. Failure to provide the information on the Substitute Form W-9 may subject such Rights Holder to a $50 penalty and to a 28% (until 2010, at which time the rate is currently scheduled to be 31%) Federal income tax withholding with respect to dividends that may be paid by the Company on shares of Series E Preferred Stock purchased upon the exercise of Rights or Common Stock issuable upon conversion of the Series E Preferred Stock. For more information, see “Important Tax Information” attached as Exhibit B hereto.

          5.     METHOD OF DELIVERY TO SUBSCRIPTION AGENT

      The method of delivery of Subscription Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of payment prior to 5:00 p.m., New York City time, on           , 2004. Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier’s check, money order or wire transfer of funds.

6.	DIVISION OF SUBSCRIPTION RIGHTS CERTIFICATE INTO SMALLER DENOMINATIONS

      To have a Subscription Rights Certificate divided into smaller denominations, send your Subscription Rights Certificate, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided) signed by you, to the Subscription Agent, allowing a sufficient amount of time for new Subscription Rights Certificates to be issued and returned so that they can be used prior to the Expiration Time. Alternatively, you may ask a bank or broker to effect such actions on your behalf. The Subscription Agent will facilitate subdivisions of Subscription rights Certificates only until 5:00 p.m., New York City time, on           , 2004, two business days prior to the Expiration Time. Your signature must be guaranteed by an Eligible Institution if any of the new Subscription Rights Certificates are to be issued in a name other than that in which the old Subscription Rights Certificate was issued. Subscription Rights Certificates may not be divided into fractional Rights, and any instruction to do so will be rejected. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you or your transferee may not receive such new Subscription Rights Certificates in time to enable the Rights holder to complete a sale or exercise by the Expiration Time. Neither Critical Path, the Information Agent nor the Subscription Agent will be liable to either a transferor or transferee for any such delays.

7.	IRREGULARITIES

      All questions concerning the timeliness, validity, form and eligibility of your exercise of Rights will be determined by the Company, whose determination will be final and binding. The Company, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported subscription for shares of Series E Preferred Stock. The Company will not be obligated to make uniform decisions in all cases. Submitted Subscription Rights Certificates will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines, in its sole discretion. Neither the Company nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Rights Certificates or incur any liability for failure to give such notification.

EXHIBIT A

NOTICE OF GUARANTEED DELIVERY

FOR
SUBSCRIPTION RIGHTS CERTIFICATES ISSUED
BY CRITICAL PATH, INC. CORPORATION

      This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated           , 2004 (the “Prospectus”) of Critical Path, Inc., a California corporation (the “Company”), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the “Subscription Rights Certificate(s)”), to the Subscription Agent listed below (the “Subscription Agent”) at or prior to 5:00 p.m., New York City time, on           , 2004, unless such time is extended, as may be determined by the Company as described in the Prospectus (as it may be extended, the “Expiration Time”). Such form must be delivered by hand or sent by telegram, facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Time. See “The Rights Offering — Method of Subscription — Exercise of Rights” in the Prospectus. Payment of the Subscription Price of $1.50 per share for each share of the Company’s Series E Convertible Preferred Stock, par value $0.001 (“Series E Preferred Stock”), subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in “The Rights Offering — Method of Payment” in the Prospectus at or prior to Expiration Time even if the Subscription Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See “The Rights Offering — Method of Subscription — Exercise of Rights” in the Prospectus.

The Subscription Agent is:

COMPUTERSHARE TRUST COMPANY

If by Mail: Computershare Trust Company P.O. Box 1596 Denver, Colorado 80201-1596	If by Hand or Overnight Courier: Computershare Trust Company 350 Indiana Street, Suite 800 Golden, Colorado 80401

Facsimile Transmission:

(303) 262-0606

Telephone Number for Confirmation:

(303) 262-0600 Ext. 4732

          DELIVERY OR TRANSMISSION OF THIS INSTRUMENT OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

          Questions may be answered by, and additional copies of relevant documents may be obtained by contacting Georgeson Shareholder Communications Inc., our Information Agent:

Georgeson Shareholder Communications Inc.

17 State Street, 10th floor
New York, NY 10004

Banks and Brokerage Firms please call: (212) 440-9000

Shareholders please call toll-free: (800) 843-1451

Ladies and Gentlemen:

     The undersigned hereby represents that the undersigned is the holder of Subscription Rights Certificate(s) representing                    Rights and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on          , 2004 (the “Expiration Time”). Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Right to subscribe for                    share(s) of Series E Preferred Stock with respect to each of the Rights represented by such Subscription Rights Certificate(s) and (ii) the Over-Subscription Right relating to such Rights, to the extent that shares of Series E Preferred Stock that are not otherwise purchased pursuant to the exercise of the Basic Subscription Rights (the “Excess Shares”) are available therefor, for an aggregate of up to                    Excess Shares, subject to availability and pro ration.

     The undersigned understands that payment of the Subscription Price of $1.50 per share for each share of Series E Preferred Stock subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Right must be received by the Subscription Agent at or before the Expiration Time and represents that such payment, in the aggregate amount of $                  , either (check appropriate box):

1. ☐	is being delivered to the Subscription Agent herewith; or

☐	has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

2. ☐	Wire transfer of funds

    Name of transferor institution:

    Date of transfer:

    Confirmation number (if available):

☐	Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such date.)

       ☐    Certified check

       ☐    Bank draft (cashier’s check)

☐	Money order

    Name of maker:

    Date of check, draft or money order:

    Check, draft or money order number:

    Bank or other institution on which check is drawn or issuer of money order:

Signature(s)

Name(s)

                            (PLEASE TYPE OR PRINT)

ADDRESS

Area Code and Tel. No.(s)

Subscription Rights Certificates No(s). (if available)

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SUBSCRIPTION RIGHTS CERTIFICATE SIGNATURE GUARANTEE)

      The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers Corporation, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated:

(Address)	(Name of Firm)

(Area Code and Telephone Number)	(Authorized Signature)

      The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus of Critical Path, Inc., dated           , 2004. Failure to do so could result in a financial loss to such institution.

EXHIBIT B TO INSTRUCTIONS

IMPORTANT TAX INFORMATION

      Under the U.S. Federal income tax law, dividend payments that may be made by the Company on shares of Series E Preferred Stock issued upon the exercise of Rights, or on shares of Common Stock issued upon conversion of the Series E Preferred Stock, may be subject to backup withholding, and each Rights Holder who exercises Rights should either (x) provide the Subscription Agent (as the Company’s agent, in respect of exercised Rights) with his, her or its correct taxpayer identification number (“TIN”) by completing the copy of the substitute IRS Form W-9 attached to this Form of Election, certifying that (1) he, she or it is a “United States person” (as defined in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), (2) the TIN provided is correct (or that such U.S. Holder is awaiting a TIN) and (3) that the U.S. Holder is exempt from backup withholding because (i) the holder has not been notified by the Internal Revenue Service (the “IRS”) that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or (ii) the IRS has notified the U.S. Holder that he, she or it is no longer subject to backup withholding or (y) otherwise establish an exemption. If you do not provide your TIN to the exchange agent, backup withholding may begin and continue until you furnish your TIN. If you do not provide the Subscription Agent with the correct TIN or an adequate basis for exemption, you may be subject to a $50 penalty imposed by the Internal Revenue Service (the “IRS”), and any payments made to the Rights Holder may be subject to backup withholding at a rate of 28% (until 2010, at which time the rate is currently scheduled to be 31%). If withholding results in an overpayment of taxes, a refund may be obtained.

      To prevent backup withholding, foreign holders should (i) submit a properly completed IRS Form W-8 to the exchange agent, certifying under penalties of perjury to the holder’s foreign status or (ii) otherwise establish an exemption. IRS Forms W-8 may be obtained from the Subscription Agent.

      Certain holders (including, among others, corporations and certain foreign individuals) are exempt recipients not subject to these backup withholding requirements. See the enclosed copy of the IRS Substitute Form W-9, Request for Taxpayer Identification Number and Certification, and the Instructions to Form W-9. To avoid possible erroneous backup withholding, exempt U.S. Holders, while not required to file Substitute Form W-9, should complete and return the Substitute Form W-9 and check the “Exempt” box on its face.

      For the purposes of these instructions, a “U.S. Holder” is (i) an individual who is a citizen or resident alien of the United States, (ii) a corporation (including an entity taxable as a corporation) or partnership created under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

      See the enclosed Guidelines for Request for Taxpayer Identification Number and Certification on Substitute Form W-9 for additional information and instructions.

GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

What Name and Number to Give the Requester

Name

      If you are an individual, you must generally enter the name shown on your Social Security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, enter your first name, the last name shown on your Social Security card, and your new last name. If the account is in joint names, list first and then circle the name of the person or entity whose number you enter in Part I of the form.

      Sole Proprietor — You must enter your individual name as shown on your Social Security card. You may enter your business, trade or “doing business as” name on the business name line.

      Limited Liability Company (LLC) — If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations § 301.7701-3, enter the owner’s name. Enter the LLC’s name on the business name line. A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

      Other Entities — Enter the business name as shown on required federal income tax documents. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade or “doing business as” name on the business name line.

Taxpayer Identification Number (TIN)

      You must enter your taxpayer identification number in the appropriate box. If you are a resident alien and you do not have and are not eligible to get a Social Security number, your taxpayer identification number is your IRS individual taxpayer identification number (ITIN). Enter it in the Social Security number box. If you do not have an individual taxpayer identification number, see How to Get a TIN below. If you are a sole proprietor and you have an employer identification number, you may enter either your Social Security number or employer identification number. However, using your employer identification number may result in unnecessary notices to the requester, and the IRS prefers that you use your Social Security number. If you are an LLC that is disregarded as an entity separate from its owner under Treasury regulations § 301.7701-3, and are owned by an individual, enter the owner’s Social Security number. If the owner of a disregarded LLC is a corporation, partnership, etc., enter the owner’s employer identification number. See the chart below for further clarification of name and TIN combinations.

      Social Security numbers (SSN’s) have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers (EIN’s) have nine digits separated by only one hyphen: i.e. 00-0000000.

      The table below will help determine the number to give the requester.

GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

For this type of account:		Give Name and TIN of:

1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)
	b. The so-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship	The owner(3)
6.	A valid trust, estate or pension trust	Legal entity(4)

For this type of account:		Give Name and TIN of:

7.	Corporation	The corporation
8.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization
9.	Partnership	The partnership
10.	A broker or registered nominee	The broker or nominee
11.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s Social Security number.
(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your Social Security number or employer identification number (if you have one).
(4)	List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE:	If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

How to Get a TIN

If you do not have a taxpayer identification number, apply for one immediately. To apply for a Social Security number, get Form SS-5, Application for a Social Security Number Card, from your local Social Security Administration office. Get Form W-7 to apply for an individual taxpayer identification number or Form SS-4, Application for Employer Identification Number, to apply for an employer identification number. You can get Forms W-7 and SS-4 from the IRS.

If you do not have a taxpayer identification number, write “Applied For” in the space for the taxpayer identification number, sign and date the form (including the Certificate of Awaiting Taxpayer Identification Number), and give it to the requester. For interest and dividend payments and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a taxpayer identification number and give it to the requester before you are subject to backup withholding. Other payments are subject to backup withholding without regard to the 60-day rule, until you provide your taxpayer identification number.

NOTE: Writing “Applied For” means that you have already applied for a taxpayer identification number or that you intend to apply for one soon.

Exemption From Backup Withholding

Payees Exempt from Backup Withholding Individuals (including sole proprietors and LLCs disregarded as entities separate from their individual owners) are NOT automatically exempt from backup withholding.

For interest and dividends, the following payees are generally exempt from backup withholding:

1)	An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), an individual retirement account (IRA), or a custodial account under section 403(b)(7) of the Code if the account satisfies the requirements of section 401(f)(2) of the Code.

2)	The United States or any of its agencies or instrumentalities.

3)	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

4)	A foreign government or any of its political subdivisions, agencies or instrumentalities.

5)	An international organization or any of its agencies or instrumentalities.

6)	A corporation.

7)	A foreign bank of central issue.

8)	A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

9)	A real estate investment trust.

10)	An entity registered at all times during the tax year under the Investment Company Act of 1940.

11)	A common trust fund operated by a bank under section 584(a) of the Code.

12)	A financial institution (as defined for purposes of section 3406 of the Code).

13)	A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

14)	A trust exempt from tax under section 664 of the Code or described in section 4947 of the Code.

For broker transactions, persons listed in items 1-12, above, as well the persons listed in items 15-16, below, are exempt from backup withholding.

15)	A futures commission merchant registered with the Commodity Futures Trading Commission.

16)	A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker.

Payments Exempt from Backup Withholding Dividends and patronage dividends that are generally exempt from backup withholding include:

•	Payments to nonresident aliens subject to withholding under section 1441 of the Code.

•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.

•	Payments made by an ESOP pursuant to section 404(k) of the Code.

Interest payments that are generally exempt from backup withholding include:

•	Payments of interest on obligations issued by individuals. Note, however, that such a payment may be subject to backup withholding if the amount of interest paid during a taxable year in the course of the payor’s trade or business is $600 or more, and you have not provided your correct taxpayer identification number or you have provided an incorrect taxpayer identification number to the payor.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).

•	Payments described in section 6049(b)(5) of the Code to nonresident aliens.

•	Payments on tax-free covenant bonds under section 1451 of the Code.

•	Payments made by certain foreign organizations.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code, and the Treasury regulations thereunder.

IF YOU ARE EXEMPT FROM BACKUP WITHHOLDING, YOU SHOULD STILL COMPLETE AND FILE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. ENTER YOUR CORRECT TAXPAYER IDENTIFICATION NUMBER IN PART 1, WRITE “EXEMPT” IN PART 2, AND SIGN AND DATE THE FORM AND RETURN IT TO THE REQUESTER.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

Privacy Act Notice — Section 6109 of the Code requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payors must generally withhold at the applicable rate on payments of taxable interest, dividends and certain other items to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

Penalties

(1) Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50.00 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information with Respect to Withholding. — If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500.00 penalty.

(3) Criminal Penalty for Falsifying Information. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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